Exhibit 99.1

CompoSecure Reports First Quarter 2023 Financial Results

Reiterates 2023 Net Sales and Adjusted EBITDA Guidance

SOMERSET, N.J., May 3, 2023 -- CompoSecure, Inc. (Nasdaq: CMPO), a leader in metal payment cards, security, and authentication solutions, today announced its financial and operating results for the first quarter ended March 31, 2023.

“2023 is off to a solid start driven by strong sales execution, deep customer engagement, and continued demand for our premium metal cards,” said Jon Wilk, President and CEO of CompoSecure. “In addition, we remain encouraged by recent positive card-issuer sentiment that underscores consumer and business resilience even in the face of slower macroeconomic growth.”

“This quarter, we were extremely pleased to extend a key contract with one of our largest customers. Looking ahead, we are reiterating our net sales and adjusted EBITDA guidance for 2023 based on our expectation of continued sales execution. As always, we remain focused on a prudent approach to capital allocation while simultaneously delivering innovative offerings to the market that can deliver long term shareholder value.”

Q1 2023 Financial Highlights (vs. Q1 2022)

•	Net Sales: Net Sales increased 13% to $95.3 million compared to $84.2 million, with the increase primarily driven by strong sales execution and continued growth in the Company’s premium payment card business.

•	Gross Profit: Gross Profit increased 9% to $53.4 million or 56.0% of Net Sales, compared to $48.8 million or 57.9%.

•	Net Income/EPS: Net Income was $10.7 million compared to $26.9 million. Net income for Q1 2023 was primarily impacted by non-cash expenses of $13.4 million related to the fair value of the Company’s warrants, earnout consideration and derivative liabilities, which was driven by improvement in the Company’s stock price; and $4 million in stock-based compensation. Net Income per share attributable to class A common stockholders was $0.13 (Basic) and $0.11 (Diluted), compared to $0.23 (Basic) and $0.23 (Diluted) in the year-ago period.

•	Adjusted Net Income/Adjusted EPS: Adjusted Net Income (a non-GAAP measure) was $20.6 million compared to $20.4 million in the year-ago period. Adjusted EPS (a non-GAAP measure), which includes both class A and class B shares, was $0.27 (Basic) and $0.23 (Diluted) compared to $0.27 (Basic) and $0.23 (Diluted) in the year-ago period (see reconciliation of non-GAAP measures shown in table below).

•	Adjusted EBITDA: Adjusted EBITDA (a non-GAAP measure) increased 6% to $35.5 million compared to $33.3 million, with the increase primarily driven by Net Sales growth.

Recent Operational Highlights

•	Extended a contract with one of its largest customers, American Express, through July 2026.

•	Demonstrated continued metal payment card success with card launches including Rocket Mortgage, Xapo Bank, Papara prepaid card, H-E-B grocery, and UMB private bank.

•	Advancements on Arculus implementations including progress on a pilot for payment plus authentication with a major crypto exchange, working with NBC Banq to deliver an all-in-one payment with digital asset cold storage, Chainge Finance launching a self-custody hardware cold storage wallet powered by Arculus, and inbestgo going live with Arculus cold storage wallet for their customers in Latin America.

•	Enhanced Arculus B2B and B2C functionality to cryptographically include support for more than 10K coins, implemented enhanced security for card to mobile device communication, and launched B2C cold storage wallet sales in Canada with additional international locations anticipated in the second quarter.

2023 Financial Outlook

The Company is reaffirming its guidance for full year 2023 results, with net sales expected to be in the range of $400-$425 million and adjusted EBITDA expected to be in the range of $145-$155 million.

Conference Call

The Company will host a conference call and live audio webcast today at 5:00 p.m. Eastern time to discuss its financial and operational results, followed by a question-and-answer period.

Date: Wednesday, May 3, 2023

Time: 5:00 p.m. Eastern time

Dial-in registration link: here

Live webcast registration link: here

If you have any difficulty registering or connecting with the conference call, please contact Elevate IR at (720) 330-2829.

A live webcast and replay of the conference call will be available on the investor relations section of the Company’s website at https://ir.composecure.com/news-events/events.

About CompoSecure

Founded in 2000, CompoSecure (Nasdaq: CMPO) is a technology partner to market leaders, fintechs and consumers enabling trust for millions of people around the globe. The company combines elegance, simplicity and security to deliver exceptional experiences and peace of mind in the physical and digital world. CompoSecure’s innovative payment card technology and metal cards with Arculus security and authentication capabilities deliver unique, premium branded experiences, enable people to access and use their financial and digital assets, and ensure trust at the point of a transaction. For more information, please visit www.composecure.com and www.GetArculus.com.

Forward-Looking Statements

This press release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of management. Although the Company believes that its plans, intentions, and expectations reflected in or suggested by these forward-looking statements are reasonable, the Company cannot assure you that it will achieve or realize these plans, intentions, or expectations. Forward-looking statements are inherently subject to risks, uncertainties, and assumptions. Generally, statements that are not historical facts, including statements concerning the Company’s possible or assumed future actions, business strategies, events, or results of operations, are forward-looking statements. In some instances, these statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates” or “intends” or the negatives of these terms or variations of them or similar terminology. Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements which speak only as of the date hereof. You should understand that the following important factors, among others, could affect the Company’s future results and could cause those results or other outcomes to differ materially from those expressed or implied in the Company’s forward-looking statements: the ability of the Company to grow and manage growth profitably, maintain relationships with customers, compete within its industry and retain its key employees; the possibility that the Company may be adversely impacted by other economic, business, and/or competitive factors; the outcome of any legal proceedings that may be instituted against the Company or others; future exchange and interest rates; and other risks and uncertainties, including those under “Risk Factors” in filings that have been made or will be made with the Securities and Exchange Commission. The Company undertakes no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Use of Non-GAAP Financial Measures

This press release includes certain non-GAAP financial measures that are not prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) and that may be different from non-GAAP financial measures used by other companies. The Company believes EBITDA, Adjusted EBITDA, Adjusted Net Income and Adjusted EPS are useful to investors in evaluating the Company’s financial performance. The Company uses these measures internally to establish forecasts, budgets and operational goals to manage and monitor its business, as well as evaluate its underlying historical performance and to measure incentive compensation, as we believe that these non-GAAP financial measures depict the true performance of the business by encompassing only relevant and controllable events, enabling the Company to evaluate and plan more effectively for the future. Due to the forward-looking nature of the financial guidance included above, specific quantification of the charges excluded from the non-GAAP financial measures included in such financial guidance, including with respect to depreciation, amortization, interest, and taxes, that would be required to reconcile the non GAAP financial measures included in such financial guidance to GAAP measures are not available, so it is not feasible to provide accurate forecasted non-GAAP reconciliations without unreasonable effort. Consequently, no disclosure of estimated comparable GAAP measures is included, and no reconciliation of the forward looking non-GAAP financial measures is included. In addition, the Company’s debt agreements contain covenants that use a variation of these measures for purposes of determining debt covenant compliance. The Company believes that investors should have access to the same set of tools that its management uses in analyzing operating results. EBITDA, Adjusted EBITDA, Adjusted Net Income and Adjusted EPS should not be considered as measures of financial performance under U.S. GAAP, and the items excluded from EBITDA, Adjusted EBITDA, Adjusted Net Income and Adjusted EPS are significant components in understanding and assessing the Company’s financial performance. Accordingly, these key business metrics have limitations as an analytical tool. They should not be considered as an alternative to net income or any other performance measures derived in accordance with U.S. GAAP or as an alternative to cash flows from operating activities as a measure of the Company’s liquidity and may be different from similarly titled non-GAAP measures used by other companies. Please refer to the tables below for the reconciliation of GAAP measures to these non-GAAP measures for the quarter ended March 31, 2023.

Corporate Contact

Anthony Piniella

Head of Communications, CompoSecure

(908) 898-8887

apiniella@composecure.com

Investor Relations Contact

Sean Mansouri, CFA

Elevate IR

(720) 330-2829

ir@composecure.com

CompoSecure, Inc.

Condensed Consolidated Balance Sheet Data

(in thousands)

	March 31, 2023	December 31, 2022
	(unaudited)
ASSETS
Cash and cash equivalents	$22,566	$13,642
Accounts Receivable, net	39,187	37,272
Inventories	51,275	42,374
Prepaid expenses and other current assets	4,197	3,824
Property and equipment, net	24,282	22,655
Right of use asset, net	8,960	8,932
Deferred tax asset	28,328	25,569
Derivative asset - interest rate swap	6,957	8,651
Deposits and other assets	24	24
TOTAL ASSETS	$185,776	$162,943

LIABILITIES AND STOCKHOLDERS' EQUITY
Current portion of long-term debt	$18,750	14,372
Current portion of lease liabilities	1,884	1,846
Current portion of tax receivable agreement liability	2,367	2,367
Accounts payable	15,494	7,127
Accrued expenses	12,223	10,154
Commission payable	4,951	3,317
Bonus payable	3,429	8,177
Long-term debt, net of deferred finance costs	212,009	216,276
Convertible notes, net of debt discount	127,466	127,348
Derivative liability - convertible notes	993	285
Warrant liability	27,100	16,341
Earnout liability	17,063	15,090
Lease liabilities	7,757	7,766
Tax receivable agreement liability	25,445	24,475
Total stockholders' (deficit)	(291,155)	(291,998)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$185,776	$162,943

CompoSecure, Inc.

Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2023	2022
Net sales	$95,316	$84,183

Operating expenses:
Cost of sales	41,962	35,424
Selling, General and administrative	23,944	18,777
Total operating expenses	65,906	54,201

Income from operations	29,410	29,982

Total other income (expense), net	(19,936)	(2,531)
Income before income taxes	9,474	27,451
Income tax benefit (provision)	1,263	(543)
Net income	10,737	26,908

Net income attributable to non-controlling interests	8,408	23,514
Net income attributable to CompoSecure, Inc	$2,329	$3,394

Net income per share attributable to Class A common stockholders - basic	$0.13	$0.23
Net income per share attributable to Class A common stockholders - diluted	$0.11	$0.23

Weighted average shared used to compute net income per share attributable to Class A common stockholders - basic (in thousands)	17,632	14,934
Weighted average shared used to compute net income per share attributable to Class A common stockholders - diluted (in thousands)	94,736	14,934

CompoSecure, Inc.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$10,737	$26,908
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	2,040	2,349
Stock-based compensation expense	4,022	1,006
Amortization of deferred finance costs	559	620
Change in fair value of earnout consideration liability	1,973	(4,107)
Revaluation of warrant liability	10,759	1,424
Change in fair value of derivative liability	708	248
Deferred tax (benefit) expense	(2,034)	543
Changes in assets and liabilities
Accounts receivable	(1,915)	(10,659)
Inventories	(8,901)	(1,392)
Prepaid expenses and other assets	(373)	(4,423)
Accounts payable	8,367	(2,248)
Accrued expenses	2,069	3,422
Other liabilities	(3,114)	(1,782)
Net cash provided by operating activities	24,897	11,909
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(3,666)	(1,417)
Net cash used in investing activities	(3,666)	(1,417)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from employee stock purchase plan and exercise of equity awards	146	-
Payments for taxes related to net share settlement of equity awards	(2,409)	-
Proceeds from line of credit	-	10,000
Payment of term loan	(330)	(3,125)
Distributions	(9,714)	-
Payment of issuance cost related to business combination	-	(23,833)
Net cash used in financing activities	(12,307)	(16,958)
Net increase (decrease) in cash and cash equivalents	8,924	(6,466)
Cash and cash equivalents, beginning of period	13,642	21,944
Cash and cash equivalents, end of period	$22,566	$15,478

Supplementary disclosure of cash flow information
Cash paid for interest expense	$4,567	$4,734
Supplemental disclosure of non-cash financing activity:
Derivative asset - interest rate swap	$6,957	$4,036

CompoSecure, Inc.

Non-GAAP Adjusted EBITDA Reconciliation

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2023	2022
Net income	$10,737	$26,908
Add (less):
Depreciation	2,040	2,349
Interest expense, net	6,496	4,966
Income tax (benefit) expense	(1,263)	543
EBITDA	$18,010	$34,766
Stock-based compensation	4,022	1,006
Mark to market adjustments (1)	13,440	(2,435)
Adjusted EBITDA	$35,472	$33,337

(1) Includes the changes in fair value of warrant liability, derivative liabilities and earnout consideration liability for the quarter ended March 31, 2023 and March 31, 2022.

CompoSecure, Inc.

Non-GAAP Adjusted EPS Reconciliation

(in thousands)

(unaudited)

	Three Months Ended March 31,		Three Months Ended March 31,
	2023		2022
	(in thousands) except per share amounts
	Basic	Diluted	Basic	Diluted
Net income	$10,737	$10,737	$26,908	$26,908
(Less) add: (benefit) provision for income taxes	(1,263)	(1,263)	543	543
Income before Income taxes	9,474	9,474	27,451	27,451
Income tax expense (1)	(5,581)	(5,581)	(5,420)	(5,420)
Adjusted net income before adjustments	3,893	3,893	22,031	22,031
Add (less): mark-to-market adjustments (2)	12,732	12,732	(2,682)	(2,682)
Add: stock-based compensation	4,022	4,022	1,006	1,006
Adjusted net income	$20,647	$20,647	$20,355	$20,355
Common shares outstanding used in computing earnings per share, basic:
Class A and Class B common shares (3)	77,591	77,591	76,071	76,071
Common shares outstanding used in computing earnings per share, diluted:
Warrants (Public and Private) (4)	-	8,094	-	8,094
Equity awards	-	4,145	-	4,331
Total Shares outstanding used in computing adjusted earnings per share	77,591	89,830	76,071	88,496

Adjusted earnings per share (5)	$0.27	$0.23	$0.27	$0.23

1)	Calculated using the Company's blended tax rate.

2)	Includes the changes in fair value of warrant liability and earnout consideration liability.

3)	Assumes both Class A shares and Class B shares participate in earnings and are outstanding at the end of the period.

4)	Assumes treasury stock method, valuation at assumed fair market value of $18.00.

5)	The Company did not include the effect of Exchangeable Notes to its total shares outstanding used in diluted adjusted net income per share.